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EXHIBIT 21.1

NORTHWEST AIRLINES CORPORATION

LIST OF SUBSIDIARIES

As of December 31, 2002

(wholly-owned unless otherwise specified)

Northwest Airlines Corporation (Delaware corporation)

  Northwest Airlines Holdings Corporation (Delaware corporation)

    NWA Inc. (Delaware corporation)

      Northwest Airlines, Inc. (Minnesota corporation)

        Win-Win L.P. (Delaware limited partnership) *

        Wings Finance Company (Japanese corporation)

        NWA Funding II, LLC (Delaware limited liability company)

        Northwest Airlines Cargo, Inc. (Delaware corporation)

        NWA Fuel Services Corporation (Texas corporation)

        Montana Enterprises, Inc. (Montana corporation)

                Tomisato Shoji Kabushiki Kaisha (Japan corporation)

        NWA Worldclub, Inc. (Wisconsin corporation)

      Northwest Aircraft Inc. (Delaware corporation)

        Aircraft Foreign Sales, Inc. (U.S. Virgin Islands corporation)

      Northwest Aerospace Training Corporation (Delaware corporation)

      MLT Inc. (Minnesota corporation)

      NWA Aircraft Finance, Inc. (Delaware corporation)

      Northwest PARS Holdings, Inc. (Delaware corporation)

        Northwest PARS, Inc. (Delaware corporation)

      Pinnacle Airlines, Inc. (Georgia corporation)

      NWA Retail Sales Inc. (Minnesota corporation)

*
Northwest Airlines, Inc. is 99% limited partner

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NORTHWEST AIRLINES CORPORATION LIST OF SUBSIDIARIES